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                                                                    Exhibit 2(a)


                                State of Florida

                               Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of HAND BRAND DISTRIBUTION INC., a Florida corporation, filed on November 8, 1995, as shown by the records of this office.

The document number of this corporation is P95000086464.














                                                     Given under by hand and the
                                             Great Seal of the State of Florida,
                                           at Tallahassee, the Capital, this the
                                                Thirteenth day of November, 1995

                                                               Sandra B. Mortham
                                                              Secretary of State

CR2E022 (1-95)


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                                                         FILED 95 NOV -8 AM 8:48
                                                              SECRETARY OF STATE
                                                             TALLAHASSEE FLORIDA


                            ARTICLES OF INCORPORATION
                                       OF


The undersigned incorporator(s), for the purpose of forming a corporation under the Florida General Corporation Act, hereby adopt(s) the following Articles of Incorporation.

                                 ARTICLES I NAME

The name of the corporation shall be: Hand Brand Distribution Inc.

The principal place of business of this corporation shall be: 9845 NE 2nd Ave, Miami Shores, FL 33138

                          ARTICLE II NATURE OF BUSINESS

This corporation may engage in or transact any or all lawful activities or business permitted under the laws of the United States, the State of Florida, or any other state, county, territory or nation.

      Wholesale and retail distribution of nutritional supplements, personal care items and cleaning products.

                            ARTICLE III CAPTIAL STOCK

The aggregate number of shares of stock and its par value that this corporation is authorized to have outstanding at any one time is:

      Authorized share 25,000,000 at .001 cent par value.

                          ARTICLE IV TERM OF EXISTENCE

This corporation is to exist perpetually. Perpetual.

                          ARTICLE V OFFICERS DIRECTORS

The name(s) and street address(es) of the initial officer(s) and director(s), if any, who shall hold office the first year of the corporation's existence or until their successor(s) is(are) elected, is(are):

         John M. Taggart, President         (Sole Incorporator)
         10418 NE 2nd Ave.
         Miami Shores, FL 33138


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                           ARTICLE VI INCORPORATOR(S)

The name(s) and street address(es) of the incorporator(s) to this articles of incorporation is(are):

         John M. Taggart President  (Sole Incorporator)
         10418 NE 2nd Ave.
         Miami Shores, FL  33138

                          ARTICLE VII PRINCIPAL OFFICE:

         Hand Brand Distribution Inc.
         9845 N.E. 2nd Ave.
         Miami Shores, FL  33138

         (305) 759-8710

IN WITNESS WHEREOF, the undersigned incorporator(s) has(have) executed these Articles of Incorporation this 8th day of November, 1995.

                                                 Signature(s) of Incorporator(s)
                                                                 John M. Taggart
                                                                       President

STATE OF FLORIDA
COUNTY OF DADE

THE FOREGOING instrument was acknowledged and sworn to before me this day of NOV, 1995 by John M. Taggart (Name of Incorporator) of Hand Brand Distribution (Name of Corporation)

                                                                   Notary Public
                                                                 Lois E. Lindley
                                                 Notary Public, State of Florida
                                                        Commission No. CC 246263
                                                  My Commission Expires 12/15/96

Submitted driver's license


(SEAL)
ARTICLES OF INCORPORATION FILING FEE: $20


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                             CERTIFICATE DESIGNATING
                       REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of Section 607.325, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

1.       The name of the corporation is: Hand Brand Distribution Inc.

2.       The name and address of the registered agent and office is:
         David M. Taggart
         6293 SW 32 Street
         Miami, FL 33155

                                                   Signature (Corporate Officer)
                                                 TITLE John M. Taggart President
                                                 DATE  November 8, 1995

HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOBE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I ACCEPT THE DUTIES AND OBLIGATIONS OF SECTION 607.325 FLORIDA STATUTES.

                                   SIGNATURE (Registered Agent) David M. Taggart
                                                           DATE November 8, 1995


                                                         FILED 95 NOV -8 AM 8:48
                                                              SECRETARY OF STATE
                                                             TALLAHASSEE FLORIDA

REGISTERED AGENT FILING FEE: $20.00